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                                                               EXHIBIT NO. 99.11




                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33-37615 of MFS Institutional Trust, on behalf of MFS Institutional Emerging Equities Fund, MFS Institutional Worldwide Fixed Income Fund, MFS Institutional Emerging Markets Income Fund, MFS Institutional International Equity Fund, MFS Institutional Mid-Cap Growth Equity Fund, MFS Institutional Research Fund and MFS Institutional Core Plus Fixed Income Fund, of our reports each dated August 2, 1996 appearing in the annual reports to shareholders for the year ended June 30, 1996, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.




Deloitte & Touche
Boston, Massachusetts
October 25, 1996